UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

Shoe Pavilion, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13245 Riverside Drive, Suite 450
Sherman Oaks, California    91423
(Address of principal executive offices including zip code)

(818) 907 9975
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

     On January 5, 2006, Shoe Pavilion (the "Company") issued a press release announcing a 5.5% increase in comparable store sales for the 13-week fourth quarter period ended December 31, 2005 compared to the same period in 2004 and an increase in net sales of 18.9% to $29.5 million for the 13-week fourth quarter period ended December 31, 2005 compared to net sales of $24.8 million for the same period in 2004. The release further announced that net sales for the 52-week fiscal year ended December 31, 2005 increased 19.5% to $102.5 million compared to net sales of $85.8 million for the 2004 fiscal year.

     A copy of the January 5, 2006 press release is attached hereto as Exhibit 99.1.

     On February 24, 2006, the Company issued a further press release announcing preliminary unaudited results for the 13-week fourth quarter period of 2005 and for the fiscal year ended December 31, 2005.

     A copy of the February 24, 2006 press release is attached hereto as Exhibit 99.2.

Item 9.01.    Exhibits.

Exhibit	Description
99.1	Press Release dated January 5, 2006
99.2	Press Release dated February 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2006

Shoe Pavilion, Inc.

By: /s/ Neil T. Watanabe

Neil T. Watanabe
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of Shoe Pavilion, Inc. issued January 5, 2006 Also provided in PDF format as a courtesy.
99.2	Press Release of Shoe Pavilion, Inc. issued February 24, 2006 Also provided in PDF format as a courtesy.